EXHIBIT 99.16

LIMITED POWER OF ATTORNEY FOR FILINGS UNDER
THE SECURITIES ACT OF 1933, AS AMENDED
AND
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Know all by these presents, that the undersigned, Terry LaCore, an individual (the “Reporting Person”), constitutes and appoints Ferguson Braswell Fraser Kubasta PC, a Texas professional corporation, and its affiliates (collectively, the “Firm”), and the Firm’s attorneys and personnel (including, without limitation, Christopher Williams, Carson Reihsen, Antoine Garth, and Tana Ward), or any one of them, with full power of substitution, as the undersigned’s true and lawful attorneys-in-fact and agents to:

1. execute for and on behalf of the undersigned, in the undersigned’s individual capacity, all documents, certificates, instruments, statements, filings, applications, and agreements (the “Documents”) to be filed with or delivered in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Schedules 13D and 13G and any amendments thereto, and the SEC’s Form ID (Application for EDGAR Access) together with any related authentication, enrollment, or account-administration documentation required by the SEC’s EDGAR system (including EDGAR Next);

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute and timely file any such documents with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority, including, without limitation, obtaining, restoring, and maintaining the undersigned’s access to the SEC’s EDGAR system, requesting, generating, and safeguarding EDGAR access codes and credentials, and designating, serving as, or removing an account administrator, account user, technical administrator, or delegated filing agent on the undersigned’s EDGAR account; and

3. take any other action of any type whatsoever that, in the opinion of such attorneys-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, have lawfully done or caused to be done or shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents under the Securities Act and the Exchange Act with respect to securities held by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of August 10, 2026.

“REPORTING PERSON”:

TERRY LaCORE, AN INDIVIDUAL

/s/ Terry LaCore
Terry LaCore, individually

Date: August 10, 2026

State of Texas   )
                    ) SS.
County of Collin  )

Before me, Tarrin VanDerven, on this day personally appeared Terry LaCore, known to me or proved to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 10th day of August, 2026.

[Notary Seal]

/s/ Tarrin VanDerven
Notary Public Signature